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News Release                                                   [Logo]



January 13, 2000

                                                         FOR IMMEDIATE RELEASE

                    BENZ SELLS PORTION OF EXPLORATORY PROGRAM

         HOUSTON, TEXAS - BENZ ENERGY INC. (VSE: BZG) today announces that it has sold a portion of its exploratory program to Harken Energy Corporation (Amex: HEC) for $12 million in convertible notes. The Company has retained a twenty percent working interest, proportionately reduced to Benz Energy's interest in each prospect, that vests after pay-out of Harken's drilling costs, purchase price and cost of capital.

         The sale covers three prospects in Texas, including the Old Ocean 3D project and six prospects in Mississippi. Two wells have been proposed to date on the Old Ocean project and the Company anticipates an aggressive capital expenditure program by Harken to develop the prospects. The Company will retain other exploratory assets in Mississippi and South Texas.

         As part of the transaction, certain exploratory staff and management, including the President and CEO, Prentis Tomlinson, have resigned from the Company effective January 1, 2000. Robert Herlin, the current Chief Financial Officer, has been elected to the additional position of President and Chief Executive Officer. Mr. Tomlinson will continue with the Company as the non-executive Chairman of the Board of Directors and has agreed to provide technical advice as to the Company's ongoing development drilling in Mississippi. Mr. Tomlinson and certain other departing employees have joined with a company that has entered into exploration consulting and incentive agreements with a subsidiary of Harken Energy Corporation.

         Further, the Company has engaged Petrie Parkman and Co. to advise on strategic options to maximize the value of the Company. These options could include additional sales of assets, capital restructuring or possible sale or merger of the Company.

         Robert Herlin, President and CEO of Benz Energy, commented "This transaction monetizes certain of our exploratory prospects while providing Benz Energy with the opportunity to significantly participate in the upside potential without risking further capital. To date, the Company has delayed the testing of its prospect inventory, such as at Old Ocean, due to limited resources. In addition, the reduction in staff and related expenses should cut recurring overhead costs by 50% and bring the Company's ongoing cost structure more in line with its existing production revenues."

         Benz Energy Inc. is an exploration and development company based in Houston, Texas focused on natural gas in the U.S. Gulf Coast of Texas and Mississippi.

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             Cautionary Statement as to Forward-Looking Information
             ------------------------------------------------------

          Investors are cautioned that the preceding statements of the Company include certain estimates, assumptions and other forward-looking information ("forward-looking statements (information)"). The actual future performance, developments and/or results of the Company may differ materially from any or all of the forward-looking statements (information), which include current expectations, estimates and projections, in all or part attributable to general economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including rates of inflation, natural gas prices, reserve estimates, drilling risks, future production of oil and gas, changes in future costs and expenses related to oil and gas activities and hedging, financing availability and other risks related to financial activities.

         The Vancouver Stock Exchange has not reviewed and does not accept responsibility for the adequacy or the accuracy of this release.

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           For additional information contact: Robert S. Herlin
   1000 Louisiana, 15th Floor, Houston, Texas 77002 Tel: (713) 739-0351
                           Fax: (713) 739-8402
                      e-mail: BHERLIN@BENZENERGY.COM